Exhibit 10.1

Execution Version

LIMITED WAIVER AND FIRST AMENDMENT
TO TERM LOAN CREDIT AND SECURITY AGREEMENT
AND CERTAIN OTHER DOCUMENTS

THIS LIMITED WAIVER AND FIRST AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT AND CERTAIN OTHER DOCUMENTS (this “Amendment”), dated as of June 29, 2018, is by and among Hudson Technologies Company, a Tennessee corporation (“Hudson Technologies”), HUDSON HOLDINGS, INC., a Nevada corporation (“Holdings”), and ASPEN REFRIGERANTS, INC. (formerly known as AIRGAS-REFRIGERANTS, INC.), a Delaware corporation (“ARI” and together with Hudson Technologies, and Holdings, collectively, the “Borrowers”, and each a “Borrower”), the other Credit Parties hereto, the financial institutions party hereto as lenders (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent and administrative agent for the Lenders (in such capacities, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

WITNESSETH

WHEREAS, the Borrowers, the other Credit Parties, the Lenders, and the Agent are parties to that certain Term Loan Credit and Security Agreement dated as of October 10, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have informed the Agent and the Lenders that they do not expect to be able to comply with the financial covenant contained in Section 6.5 of the Credit Agreement for the fiscal quarter ending June 30, 2018 (the “2Q18 Financial Covenant”); and

WHEREAS, (x) the Agent and the Required Lenders are willing to waive the requirement to comply with 2Q18 Financial Covenant, and (y) the Credit Parties, the Agent and the Required Lenders wish to amend certain terms of the Credit Agreement and the Other Documents, in each case, in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
LIMITED WAIVER

1.1           Limited Waiver. Notwithstanding the provisions of the Credit Agreement to the contrary, the Agent and the Required Lenders hereby agree to waive the requirement to comply with the 2Q18 Financial Covenant (the “Limited Waiver”); provided, that, on July 31, 2018: (x) the Total Leverage Ratio as of such date shall be calculated for the consecutive 12-month period then ending; and (y) and failure of the Credit Parties to maintain, as of the end of such consecutive 12-month period then ending, a Total Leverage Ratio of not greater than 4.75:1.00 shall constitute an immediate Event of Default.

1.2           Effectiveness of Limited Waiver. The foregoing Limited Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Credit Parties, (b) affect the right of the Lenders to demand compliance by the Credit Parties with all terms and conditions of the Credit Agreement and the Other Documents, except as specifically modified or waived by the terms hereof, (c) be deemed a waiver of any transaction or future action on the part of the Credit Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Credit Agreement or the Other Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any Other Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

Article II.
AMENDMENTS

2.1           Amendment to Section 1.2 of the Credit Agreement.

(a)          The defined term “GSO” in Section 1.2 of the Credit Agreement is hereby amended and restated in proper alphabetical order to the below and (x) all instances of the defined term “GSO” in the Other Documents shall refer as of the date hereof to “FS” (as defined below) and (y) all instances of “GSO” in the Other Documents, however appearing, will be replaced with “FS” other than the references to GSO in Section 8.1 of the Credit Agreement (Closing Date Conditions):

“FS” means Franklin Square Holdings, L.P. and its Affiliates (including, without limitation, its affiliated investment advisers).

(b)          The following new defined term “First Amendment Effective Date” is added to Section 1.2 in proper alphabetical order:

“First Amendment Effective Date” means June 29, 2018.

2.2           Amendment to Section 2.1(d) of the Credit Agreement. Section 2.1(d) of the Credit Agreement is hereby amended and restated to read as follows:

“(d) The Delayed Draw Commitment shall automatically expire on the date that is the earlier of (i) the date on which the entire Delayed Draw Commitment has been funded or (ii) the First Amendment Effective Date (such earlier date, the “Delayed Draw Commitment Expiration Date”).”

2.3           New Notice Address under Section 14.6 of the Credit Agreement. Pursuant to Section 14.6 of the Loan Agreement, the parties hereto acknowledge and agree that notices to any Lender affiliated with FS shall be sent to the address below (which shall replace the address previously set forth on the signature page of the Credit Agreement):

Franklin Square Holdings, L.P.

201 Rouse Boulevard

Philadelphia, PA 19112

Attn: Investment Manager

Email: FSICFranchiseInvestments@fsinvestments.com

With a copy to:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036-4003

Attention: W. Todd Holleman, Esq.

Telephone: (212) 556-2100

Facsimile: (212) 556-2222

Email: tholleman@kslaw.com

2.4           Amendment to GSO Fee Letter. The GSO Fee Letter is hereby amended, with respect to the Delayed Draw Facility Fee only, by amending and replacing the references to “GSO” wherever such term appears with “Franklin Square Holdings, L.P.”

2.5           General Amendment. All instances of, and references to, “GSO Capital Partners LP” or “GSO / Blackstone Debt Funds Management LLC” in the Credit Agreement and any Other Document are hereby amended and replaced wherever such terms appear with “Franklin Square Holdings, L.P.” other than (i) the reference to GSO Capital Partners LP in the definition of “GSO Fee Letter” and (ii) any reference to the GSO Fee Letter wherever appearing except to the extent such references are amended by Section 2.3 of this Amendment.

Article III.
Additional Agreements

3.1           Lenders’ Financial Advisor.

(a)          Each of the Credit Parties hereby acknowledges and agrees that: (i) the Lenders have engaged FTI Consulting Inc. to serve as their financial advisor (“FTI”), to advise and assist the Lenders and their counsel with their ongoing assessment of the Credit Parties’ financial performance, their ability to repay the Obligations, and other matters related to the Credit Parties, the Obligations, and the Collateral; and (ii) the Credit Parties shall reimburse the Lenders for any and all reasonable and documented fees and expenses of FTI incurred in connection with such engagement in accordance with Section 14.9 of the Credit Agreement. The Lenders may elect to maintain the confidentiality of any conclusions reached or analysis or reports prepared by FTI and may also provide that FTI’s conclusions shall be covered by the attorney work-product privilege and other applicable privileges.

(b)          Each of the Credit Parties shall, and shall cause its officers, directors, employees and advisors to, cooperate fully with the Lenders and their advisors (including FTI) in furnishing information as and when reasonably requested regarding the Collateral, and any Credit Party’s financial affairs, finances, financial condition, business and operations. Each Credit Party authorizes the Lenders and their representatives and advisors to meet and/or have discussions with any of the Credit Parties’ officers, directors, employees and advisors from time to time as reasonably requested by the Lenders to discuss any matters regarding the Collateral, and any Credit Party’s financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such persons and entities to fully disclose to the Lenders and their representatives and advisors all information reasonably requested regarding the foregoing. Each of the Credit Parties hereby represents and warrants that no such officer, director, employee or advisor, as the case may be, is prohibited (or otherwise limited) by any confidentiality agreement or similar agreement with such Credit Party from providing any of the foregoing information to the Lenders or their representatives and advisors.

(c)          Failure of the Credit Parties to comply with the covenants and agreements set forth in this Section 3.1 shall constitute an immediate Event of Default.

3.2           Indemnification of GSO Capital Partners LP. Notwithstanding anything in the Credit Agreement (after giving effect to this Amendment) to the contrary, the parties hereto acknowledge and agree that GSO Capital Partners LP and each of its officers, directors, Affiliates, attorneys, employees and agents shall continue to be included as an indemnified person for purposes of Section 14.5 of the Credit Agreement.

Article IV.
CONDITIONS TO EFFECTIVENESS

4.1           Closing Conditions. This Amendment shall be deemed effective as of the date the Agent and the Lenders shall have received a copy of this Amendment duly executed by each of the Borrowers, the other Credit Parties, the Required Lenders and the Agent (the “Effective Date”).

Article V.
MISCELLANEOUS

5.1           Representations and Warranties of the Credit Parties. Each Credit Party represents and warrants as follows:

(a)          It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)          This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

(d)          After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

5.2           Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement and the Other Documents and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the Other Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

5.3           Credit Document. This Amendment shall constitute an Other Document under the terms of the Credit Agreement.

5.4           Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of King & Spalding LLP, counsel to the Lenders.

5.5           Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Agent or the Required Lenders, as is necessary to carry out the intent of this Amendment.

5.6           Entirety. The Credit Agreement (as modified by this Amendment) and the Other Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.7           Counterparts. This Amendment may be executed in original counterparts each of which counterpart shall be deemed an original document but all of which counterparts together shall constitute the same agreement. Execution anid delivery via facsimile or PDF shall bind the parties.

5.8           No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such persons, or failure of such persons to act under the Credit Agreement on or prior to the date hereof.

5.9           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.10         Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 14.1 and 11.8 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.11         Agent Authorization. Each of the undersigned Lenders, which together constitute the Required Lenders, hereby authorizes the Agent to execute and deliver this Amendment and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.

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BORROWERS:

HUDSON TECHNOLOGIES COMPANY

By:	/s/ Brian Coleman
Name: Brian Coleman
Title: President

HUDSON HOLDINGS, INC.

By:	/s/ Brian Coleman
Name: Brian Coleman
Title: President

ASPEN REFRIGERANTS, INC.

By:	/s/ Brian Coleman
Name: Brian Coleman
Title: President

GUARANTOR:

HUDSON TECHNOLOGIES, INC.

By:	/s/ Brian Coleman
Name: Brian Coleman
Title: President

Signature Page to Limited Waiver and First Amendment – Hudson Technologies

AGENT:

U.S. BANK NATIONAL ASSOCIATION,
as the Agent

By:	/s/ Prital K. Patel
Name: Prital K. Patel
Title: Vice President

Signature Page to Limited Waiver and First Amendment – Hudson Technologies

LENDERS:

FS INVESTMENT CORPORATION
By: FS/KKR Advisor, LLC, as Investment Adviser

HAMILTON STREET FUNDING LLC
By: FS Investment Corporation, as Sole Member
By: FS/KKR Advisor, LLC, as Investment Adviser

GREEN CREEK LLC
By: FS Investment Corporation II, as Sole Member
By: FS/KKR Advisor, LLC, as Investment Adviser

JUNIATA RIVER LLC
By: FS Investment Corporation II, as Sole Member
By: FS/KKR Advisor, LLC, as Investment Adviser

JEFFERSON SQUARE FUNDING LLC
By: FS Investment Corporation III, as Sole Member
By: FS/KKR Advisor, LLC, as Investment Adviser

FS INVESTMENT CORPORATION IV
By: FS/KKR Advisor, LLC, as Investment Adviser

By:	/s/ Brian Gerson
Name: Brian Gerson
Title: Authorized Signatory

Signature Page to Limited Waiver and First Amendment – Hudson Technologies